Exhibit 10.1

AMENDMENT NO. 4 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 4 TO SIXTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of October 26, 2021, relating to the Sixth Amended and Restated Credit Agreement, dated as of October 31, 2019, as amended by that certain Amendment No. 1 to Sixth Amended and Restated Credit Agreement, dated as of April 23, 2020, as further amended by that certain Amendment No. 2 to Sixth Amended and Restated Credit Agreement, dated as of December 22, 2020, and as further amended by that certain Amendment No. 3 to Sixth Amended and Restated Credit Agreement, dated as of May 5, 2021 (together, and as otherwise amended, restated, modified, or supplemented prior to the date hereof, the “Existing Credit Agreement”), by and among RHP HOTEL PROPERTIES, LP, a Delaware limited partnership (together with any permitted successors and assigns, the “Borrower”), RYMAN HOSPITALITY PROPERTIES, INC., a Delaware corporation (the “Parent”), the GUARANTORS from time to time party thereto (as defined in the Existing Credit Agreement) (collectively, the “Guarantors”), the PLEDGORS from time to time party to the Pledge Agreement (as defined in the Existing Credit Agreement) (collectively, the “Pledgors”), the LENDERS from time to time party thereto (collectively, the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, collectively with its successors and assigns, the “Administrative Agent”).

RECITALS

WHEREAS, the Parent and its Subsidiaries desire the ability to acquire certain new Investments, and, in connection therewith, to finance such new Investments with proceeds from, among other things, the proceeds of new Equity Issuances which, pursuant to the Existing Credit Agreement, requires the consent of the Required Lenders (defined below) during the Restricted Period.

In furtherance of the above, the Borrower, the Parent, and the other Loan Parties have requested, and the Administrative Agent and the Required Lenders (as defined below) have agreed, to modify certain provisions of the Existing Credit Agreement to, among other things, authorize Borrower or any Consolidated Party to: (i) during the Restricted Period, enter into a single new Investment constituting an acquisition of real property and related assets (and/or the equity interests in one or more entities which owns all or any portion of such real property or related assets) relating to the type of businesses which are not prohibited by Section 8.07; (ii) utilize all or a portion of the proceeds of an Equity Issuance, in part, to finance such new Investment; and (iii) assume certain non-recourse Indebtedness in connection with such Investment, in each case upon the terms more particular set forth herein.

WHEREAS, pursuant to Section 11.01 of the Existing Credit Agreement, the Parent, the Borrower, the other Loan Parties, the Pledgors, the Administrative Agent and the Lenders party hereto (representing the Required Lenders required pursuant to Section 11.01 of the Existing Credit Agreement) (collectively, the “Required Lenders”), agree to amend the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.          Defined Terms. Each capitalized term used but not otherwise defined herein shall have the meaning given to such term in the Existing Credit Agreement. The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement are hereby incorporated by reference herein, mutatis mutandis. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Existing Credit Agreement shall, after this Agreement becomes effective, refer to the Existing Credit Agreement as amended hereby. For clarity, unless otherwise expressly limited to the Restricted Period each amendment set forth herein shall apply for the entire term of the Facilities.

SECTION 2.               Amendments to the Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment No. 4 Effective Date (as defined below), hereby amended as follows (the Existing Credit Agreement, as so amended, the “Fourth Amended Credit Agreement”):

(a)                Section 1.01 of the Existing Credit Agreement is hereby amended by adding the following definitions, in each case, in the appropriate alphabetical order, as follows:

“Amendment No. 4” means that certain Amendment No. 4 to Sixth Amended and Restated Credit Agreement, dated as of October 26, 2021, by and among the Borrower, the Parent, the Guarantors, the Pledgors, the Administrative Agent, and certain Lenders party thereto.

“Amendment No. 4 Effective Date” means October 26, 2021.

“Special Permitted Acquisition” means, during the Restricted Period, a single Investment constituting an acquisition of real property and related assets (and/or the equity interests in one or more entities which owns all or any portion of such real property or related assets) relating to the type of businesses which are not prohibited by Section 8.07.

(b)                Section 2.05(b)(x) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“(x)       Notwithstanding anything to the contrary herein, during the Restricted Period the Borrower shall deposit or cause to be deposited with the Administrative Agent one hundred present (100%) of all Net Cash Proceeds, other than Net Cash Proceeds received in connection with:

(i)        an Involuntary Disposition, to the extent such Net Cash Proceeds are used for restoration of the applicable Property, which in the case of a Borrowing Base Property, shall continue to be governed by the terms of the Loan Documents (including, Section 2.05(b)(iv));

(ii)       Dispositions (but specifically excluding Dispositions of (1) Borrowing Base Properties and (2) other hotel real property assets, including, without limitation, the Gaylord Rockies Resort & Convention Center) which result in Net Cash Proceeds, in the aggregate, of no more than Three Hundred Million Dollars ($300,000,000);

(iii)      Indebtedness incurred under Section 8.03(a) (provided that the Borrower complies with Section 5 of Amendment No. 2), Section 8.03(b), Section 8.03(c), Section 8.03(e), and Section 8.03(g)); and

(iv)      any Equity Issuance made in accordance with Section 2.05(b)(xi);

and the Administrative Agent shall apply such Net Cash Proceeds to the outstanding principal amount of the Loans pro rata based on the then outstanding principal amount of each Facility. Notwithstanding the foregoing, if any Net Cash Proceeds are received pursuant to an Excluded Stimulus Transaction, at the Borrower’s election, the Borrower may use such Net Cash Proceeds for any use permitted by such Excluded Stimulus Transaction, instead of delivering to the Administrative Agent as provided above.”

(c)                A new Section 2.05(b)(xi) is hereby added to the Existing Credit Agreement as follows:

“(xi)       Notwithstanding anything to the contrary herein, during the Restricted Period if the Borrower or any Consolidated Party shall issue or cause to be issued any Equity Issuance, Borrower shall apply, or cause to be applied, one hundred percent (100%) of all Net Cash Proceeds of such Equity Issuance as follows:

(A)      if the Outstanding Amount of all Revolving Loans is in excess of Four Hundred Million Dollars $400,000,000, not later than one (1) Business Day following receipt of such Net Cash Proceeds, such Net Cash Proceeds shall be used to pay down the Revolving Loans such that the Outstanding Amount of all Revolving Loans is equal to Four Hundred Million Dollars ($400,000,000), with the remainder to be applied in accordance with clause (B) below;

(B)       if the Outstanding Amount of all Revolving Loans is equal to or less than Four Hundred Million Dollars, such Net Cash Proceeds shall be applied either: (1) to pay for the Special Permitted Acquisition (provided, that the Special Permitted Acquisition shall be made no later than one hundred twenty (120) days following the date of such Equity Issuance (the “Acquisition Outside Date”) or such Net Cash Proceeds shall be applied in accordance with clause (C) below), with the remainder to be applied in accordance with clause (C) below, or (2) in accordance with clause (C) below;

(C)       all Net Cash Proceeds from such Equity Issuance not otherwise applied to the Outstanding Amount of all Revolving Loans in accordance with clause (A) above, or to pay for the Special Permitted Acquisition prior to the Acquisition Outside Date in accordance with clause (B) above, shall be applied to the Outstanding Amount of all Revolving Loans until the Outstanding Amount of all Revolving Loans has been reduced to Zero Dollars ($0), with any remaining Net Cash Proceeds to be held on Borrower’s balance sheet as unrestricted cash and Cash Equivalents acceptable to Administrative Agent and which may be used by Borrower solely for the purposes permitted under the Fourth Amended Credit Agreement for so long as the Restricted Period is continuing.

For purposes of clarity, all amounts applied to the Outstanding Amount of the Revolving Loans pursuant to this Section 2.05(b)(xi) shall not permanently reduce the Revolving Commitment, but may be re-Borrowed in accordance with the terms and provisions of this Agreement.”

(d)                Section 8.22 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

“8.22.          Restricted Period. Notwithstanding anything to the contrary contained herein, so long as the Restricted Period is continuing:

(a)       Incur any additional Indebtedness, other than (i) any unsecured Indebtedness incurred in connection an Excluded Stimulus Transaction, (ii) non-recourse Indebtedness (other than non-recourse carve-outs which are customary in a non-recourse “CMBS” loan facility) assumed in connection with the Special Permitted Acquisition, not to exceed One Hundred Fifty Million Dollars ($150,000,000) in the aggregate and provided that such Indebtedness is scheduled to mature after the Closing Date Term Loan Maturity Date), and (iii) as permitted by Section 8.03(a) (provided that the Borrower complies with Section 5 of Amendment No. 2), Section 8.03(c) (but only to the extent all of the parties to any such intercompany Indebtedness and Guarantees are Consolidated Parties), and Section 8.03(g);

(b)       Acquire any Properties or make new Investments, other than (i) Investments in Subsidiaries and other Loan Parties, (ii) the Special Permitted Acquisition made with (A) the proceeds of any Equity Issuance pursuant to Section 2.05(b)(xi), (B) the proceeds of any Indebtedness permitted pursuant to Section 8.22(a)(ii) above, and/or (C) the proceeds of a Revolving Loan, so long as after giving effect to the Borrowing of such Revolving Loan, the Outstanding Amount of all Revolving Loans shall be equal to or less than $400,000,000, (iii) Investments in existing Unconsolidated Affiliates that are required to be made pursuant to such entities’ organizational documents and are made in accordance with Section 8.02(f), and (iv) as permitted by Section 8.02(a), Section 8.02(c), and Section 8.02(e);

(c)       Make any Restricted Payments including, without limitation, cash dividends on its Capital Stock, provided that (i) the Borrower shall be permitted to make Restricted Payments in cash to the Parent to permit the Parent to make Restricted Payments in cash to the holders of its Capital Stock following the end of its fiscal year to the extent necessary to maintain its status as a REIT, (ii) the Parent shall be permitted to make Restricted Payments of not more than $0.01 per share in cash to the holders of its Capital Stock following the end of each fiscal quarter; (iii) Subsidiaries of the Borrower shall be permitted to make Restricted Payments in connection with the purchase of the minority interests in any existing Subsidiary not to exceed, in the aggregate, $200,000,000 (provided, however, that for purposes of clarity, as of the Amendment No. 4 Effective Date, Subsidiaries of the Borrower have previously made all Restricted Payments permitted under this clause (iii)), and (iv) the Loan Parties and their Subsidiaries shall be permitted to make other Restricted Payments as permitted by Section 8.06(a) and Section 8.06(b);

(d)       Make any capital expenditures at the Properties except for: (i) the currently ongoing expansion project at the Gaylord Palms approved by the Administrative Agent prior to the Amendment No. 2 Effective Date not to exceed $80,000,000 in the aggregate; (ii) capital expenditures incurred in connection with emergency repairs,  life safety repairs or ordinary course maintenance repairs; and (iii) discretionary capital expenditures not to exceed Ninety-Five Million Dollars ($95,000,000) in the aggregate (inclusive of all discretionary capital expenditure costs incurred for the period commencing on April 23, 2020 through and including the Amendment No. 4 Effective Date) (provided, that Borrower shall be permitted to use any FF&E reserve maintained under, and to the extent permitted by, the Management Agreements for the capital expenditures described in, and subject to the limitations set forth in, the foregoing clauses (ii) and (iii), provided, further, that any use of an FF&E reserve in accordance with the applicable Management Agreement (and for the purposes expressly set forth in the applicable Management Agreement in effect as of the date hereof) shall not count against such $95,000,000 limitation for discretionary capital expenditures)); and

(e)       Take any action that would be prohibited during a Default or Event of Default (other than (x) a Credit Extension or a Request for Credit Extension, including requesting a Eurodollar Loan or converting or continuing a Eurodollar Loan of any Interest Period otherwise permitted hereunder, (y) requesting use of insurance and condemnation proceeds as provided in Section 7.07 and (z) in connection with the issuance of the New Notes), including, without limitation (i) certain mergers, liquidations and Guarantor releases which would otherwise be permitted, and (ii) certain transfers which would otherwise be permitted (including, without limitation, any Disposition).”

SECTION 3.               Conditions to the Close. This Agreement shall become effective as of the first date (the “Amendment No. 4 Effective Date”) when each of the following conditions shall have been satisfied or waived in writing by the Administrative Agent:

(a)                Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Agreement, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Existing Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                No Default. Neither a Default nor Event of Default shall exist, or would result from, the effectiveness of this Agreement.

(c)                This Agreement. The Administrative Agent shall have received executed counterparts hereof that, when taken together, bear the signatures of the Borrower, the Parent, the other Loan Parties, the Required Lenders and the Administrative Agent.

(d)                Fees and Expenses. The Borrower shall have paid all reasonable fees, charges and disbursements of counsel of the Administrative Agent to the extent invoiced prior to or on the Amendment No. 4 Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(e)                Other Deliverables. The Borrower shall have provided to the Administrative Agent, and the Administrative Agent shall have approved, all other materials, documents and submissions requested by the Administrative Agent in connection with the transactions contemplated by this Agreement.

SECTION 4.               Reaffirmation. By signing this Agreement, each Loan Party hereby confirms that this Agreement shall not effect a novation of any of the obligations of the Loan Parties under the Existing Credit Agreement, which obligations continue in full force and effect as set forth in the Fourth Amended Credit Agreement, and each Loan Party and each Pledgor acknowledges and confirms that the obligations of the Loan Parties under the Existing Credit Agreement as modified or supplemented hereby and the Loan Parties and the Pledgors under the other Loan Documents (i) are entitled to the benefits of the guarantees, pledge of and/or grant of the security interests set forth or created in the Collateral Documents and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” or other similar term for purposes of the Fourth Amended Credit Agreement, the Collateral Documents and all other Loan Documents, (iii) notwithstanding the effectiveness of the terms hereof, the Collateral Documents and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party and each Pledgor hereby ratifies and confirms that all Liens granted, conveyed, or assigned to the Administrative Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations as increased hereby.

SECTION 5.                Applicable Law; Jurisdiction; Venue.

(a)                GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)                SUBMISSION TO JURISDICTION. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE JOINT LEAD ARRANGERS MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER, ANY PLEDGOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                WAIVER OF VENUE. THE BORROWER, EACH PLEDGOR AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)               WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 6.               Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Fourth Amended Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 7.               Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 8.               Severability. If any provision or obligation under this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement.

SECTION 9.               Electronic Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one agreement.  The words “execution,” signed,” “signature,” and words of like import in this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  Each party hereto hereby waives any defenses to the enforcement of the terms of this Agreement based on the form of its signature, and hereby agrees that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Agreement. Even though the parties agree that electronic signatures are legally enforceable and intended to be effective for all purposes, the signing parties agree if requested by the Administrative Agent in its sole discretion to promptly deliver to the Administrative Agent the requested original document bearing an original manual signature, to the extent required or advisable to be delivered in connection with any program made available to the Administrative Agent or any of its affiliates by the Federal Reserve, U.S. Treasury Department or any other federal or state regulatory body.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

“BORROWER AND PLEDGOR”

RHP HOTEL PROPERTIES, LP,
a Delaware limited partnership

By:	RHP Partner, LLC,
a Delaware limited liability company,
its general partner

By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti
Title:	Vice President

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

“GUARANTORS AND PLEDGORS”

RYMAN HOSPITALITY PROPERTIES, INC.,	RHP PARTNER, LLC,
a Delaware corporation	a Delaware limited liability company

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Executive Vice President;	Title:	Vice President
Chief Financial Officer

RHP PROPERTY GP, LP,		RHP PROPERTY GT, LP,
a Florida limited partnership		a Delaware limited partnership

By:	Opryland Hospitality, LLC,	By:	Opryland Hospitality, LLC,
	a Tennessee limited liability company		a Tennessee limited liability company
	its general partner		its general partner

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Vice President	Title:	Vice President

RHP HOTELS, LLC,	RHP PROPERTY GT, LLC,
a Delaware limited liability company	a Delaware limited liability company

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Vice President	Title:	Vice President

OPRYLAND HOSPITALITY, LLC	RHP PROPERTY NH, LLC
a Tennessee limited liability company	a Maryland limited liability company

By:	/s/ Mark Fioravanti	By:	/s/ Mark Fioravanti
Name:	Mark Fioravanti	Name:	Mark Fioravanti
Title:	Vice President	Title:	Vice President

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

“ADMINISTRATIVE AGENT AND LENDERS”

WELLS FARGO BANK, NATIONAL ASSOCIATION,
in its capacity as Lender and as Administrative Agent

By:	/s/ Anand. J. Jobanputra
Name:	Anand. J. Jobanputra
Title:	Managing Director

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH,
in its capacity as Lender

By:	/s/ Murray Mackinnon
Name:	Murray Mackinnon
Title:	Director

By:	/s/ Darrell L. Gustafson
Name:	Darrell L. Gustafson
Title:	Managing Director

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

BANK OF AMERICA, N.A.,
in its capacity as Lender

By:	/s/ Roger C. Davis
Name:	Roger C. Davis
Title:	Senior Vice President

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

JP MORGAN CHASE BANK, N.A.,
in its capacity as Lender

By:	/s/ Cody A. Canafax
Name:	Cody A. Canafax
Title:	Vice President

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

U.S. BANK NATIONAL ASSOCIATION,
in its capacity as Lender

By:	/s/ Lori Y. Jensen
Name:	Lori Y. Jensen
Title:	Senior Vice President

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
in its capacity as Lender

By:	/s/ Steven Jonassen
Name:	Steven Jonassen
Title:	Managing Director

By:	/s/ Adam Jenner
Name:	Adam Jenner
Title:	Director

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

THE BANK OF NOVA SCOTIA,
in its capacity as Lender

By:	/s/ Ajit Goswami
Name:	Ajit Goswami
Title:	Managing Director & Industry Head
U.S. Real Estate, Gaming & Leisure

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

CAPITAL ONE, N.A.,
in its capacity as Lender

By:	/s/ Jessica W. Phillips
Name:	Jessica W. Phillips
Title:	Authorized Signatory

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MIDFIRST BANK,
a federally chartered savings association,
in its capacity as Lender

By:
Name:
Title:

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

RAYMOND JAMES BANK, N.A.,
in its capacity as Lender

By:	/s/ Matt Stein
Name:	Matt Stein
Title:	SVP

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

TD BANK, N.A.,
in its capacity as Lender

By:	/s/ Jessica Trombly
Name:	Jessica Trombly
Title:	Vice President

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Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION,
in its capacity as Lender

By:	/s/ Eugene Nirenberg
Name:	Eugene Nirenberg
Title:	Executive Director

Signature Page to Amendment No. 4 to Sixth Amended and Restated Credit Agreement